The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-279581

SUBJECT TO COMPLETION, DATED AUGUST 19, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 5, 2024)

$

WISCONSIN ELECTRIC POWER COMPANY

5.10% Debentures due June 15, 2036

Wisconsin Electric Power Company is offering $            aggregate principal amount of its 5.10% debentures due June 15, 2036 (the “new Debentures”). The new Debentures offered hereby are part of the same series as our $400,000,000 5.10% Debentures due June 15, 2036 issued on June 4, 2026 (the “initial Debentures” and, together with the new Debentures, the “Debentures”). Upon issuance of the new Debentures offered hereby, the aggregate principal amount of outstanding Debentures will be $               . We will pay interest on the Debentures semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026. Interest on the new Debentures offered hereby will accrue from June 4, 2026. The Debentures will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We may, at our option, redeem some or all of the Debentures at any time prior to maturity at the redemption prices discussed under the caption “Certain Terms of the Debentures — Redemption at Our Option.”

If a Tax Credit Event (as defined herein) occurs, we also may redeem the Debentures, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date. See “Certain Terms of the Debentures – Tax Credit Event Redemption.”

The Debentures are unsecured and rank equally with all of our other unsecured and unsubordinated debt and other obligations from time to time outstanding. We do not intend to apply for listing of the Debentures on any securities exchange or automated quotation system.

Investing in the Debentures involves certain risks. See “Risk Factors” on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Debenture			Total
Public Offering Price(1)		%	$
Underwriting Discount		%	$
Proceeds to Wisconsin Electric (before expenses)(1)(2)		%	$

(1)	Plus accrued interest from June 4, 2026.

(2)	The public offering price set forth above for the new Debentures offered hereby does not include accrued interest of $ in the aggregate from June 4, 2026 up to, but not including, the expected date of delivery of the new Debentures offered hereby, which will be paid by the purchasers of the new Debentures offered hereby. On December 15, 2026, Wisconsin Electric Power Company will pay this pre-issuance accrued interest to the holders of the new Debentures offered hereby.

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the Debentures should not be purchased, held or otherwise acquired by, a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (an “SFE”). By purchasing Debentures, any investor in the Debentures (including all affiliated entities that participate in such purchase) will be deemed to represent and warrant to us that it is not, and will not be, for its taxable year that includes the date of the original issuance of the Debentures, an SFE.

On or about August  , 2026, the underwriters expect to deliver the new Debentures in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”).

Joint Book-Running Managers

BofA Securities	TD Securities	Wells Fargo Securities

Co-Manager

Cabrera Capital Markets LLC

August  , 2026

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any written communication from us or the underwriters specifying the final terms of the offering. Neither we nor the underwriters have authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

Page

Prospectus Supplement

Prospectus

S-i

SUMMARY

In this prospectus supplement, unless the context requires otherwise, “Wisconsin Electric,” “we,” “us” and “our” refer to Wisconsin Electric Power Company, a Wisconsin corporation, and not to the underwriters.

The information below is only a summary of more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you or that you should consider before buying securities in this offering. Please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, carefully.

Wisconsin Electric Power Company

Wisconsin Electric Power Company, a subsidiary of WEC Energy Group, Inc. (“WEC Energy Group”), was incorporated in the State of Wisconsin in 1896.

We conduct our business primarily through our utility segment and derive revenues primarily from the distribution and sale of electricity and natural gas to retail customers in Wisconsin. As of June 30, 2026, we served approximately 1.2 million electric customers and approximately 520,000 natural gas customers in Wisconsin and approximately 350 steam customers in metropolitan Milwaukee, Wisconsin. We have combined common functions with Wisconsin Gas LLC, another subsidiary of WEC Energy Group, and operate under the trade name “We Energies.”

For a further description of our business and our corporate strategy, see our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the other documents incorporated by reference.

Our principal executive offices are located at 231 West Michigan Street, Milwaukee, Wisconsin 53201. Our telephone number is (414) 221-2345.

The Offering
Issuer	Wisconsin Electric Power Company.
Securities Offered

$        principal amount of 5.10% Debentures due June 15, 2036.

The new Debentures offered hereby are part of the same series of debt securities as the initial Debentures issued on June 4, 2026. Upon the issuance of the new Debentures offered hereby, the aggregate principal amount of outstanding Debentures will be $                   .

Interest	The Debentures will accrue interest at a rate of 5.10% per year from June 4, 2026 until maturity or earlier redemption, as the case may be.
Interest Payment Dates	June 15 and December 15, beginning December 15, 2026.
Optional Redemption	Prior to March 15, 2036 (the date that is three (3) months prior to the maturity date of the Debentures), we may redeem the Debentures at our option, in whole or in part, at any time and from time to time, at a “make-whole” redemption price determined as described under “Certain Terms of the Debentures — Redemption at Our Option.” On or after March 15, 2036, we may redeem the Debentures, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. We are not required to establish a sinking fund to retire the Debentures prior to maturity.
Tax Credit Event Redemption	If a Tax Credit Event (as defined herein) occurs, we may redeem the Debentures, at our option, in whole but not in part, at a redemption price equal to 101% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. See “Certain Terms of the Debentures – Tax Credit Event Redemption.”
Ranking	The Debentures are unsecured and unsubordinated and rank equally with all our other unsecured and unsubordinated indebtedness and other obligations from time to time outstanding. See “Description of Debt Securities — Ranking of Debt Securities” in the accompanying prospectus.

Covenants	The indenture governing the Debentures contains a covenant, which applies to the Debentures, that limits our ability to create liens on our assets. This covenant is subject to a number of important qualifications and limitations. See “Description of Debt Securities — Limitations on Liens” in the accompanying prospectus and “Certain Terms of the Debentures — Covenants.”
Use of Proceeds	We will use the estimated $ million in net proceeds from this offering to repay short-term debt and for other general corporate purposes. See “Use of Proceeds.”
Conflicts of Interest	Certain of the underwriters or their affiliates may hold a portion of the short-term debt that we may repay using all or a portion of the net proceeds of the new Debentures, which could result in one or more of the underwriters or their affiliates receiving 5% or more of the net proceeds of this offering. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.
Trustee	The trustee under the indenture (the “Trustee”) is U.S. Bank Trust Company, National Association.

RISK FACTORS

Investing in the Debentures involves risk. In addition to the risk described below, please see the risk factors under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We may redeem the Debentures if a Tax Credit Event occurs.

We may redeem the Debentures, at our option, in whole but not in part, if a Tax Credit Event occurs. A “Tax Credit Event” occurs with respect to the Debentures if, in our reasonable determination, there exists a material risk, due to the Debentures (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” or “SFEs” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code. A redemption of the Debentures for this reason would be at a redemption price equal to 101% of the principal amount of the Debentures being redeemed, in each case plus accrued and unpaid interest to, but not including, the redemption date.

If a Tax Credit Event occurs, and we redeem the Debentures, such redemption may adversely affect your anticipated return. We may exercise such redemption rights when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the Debentures that are redeemed. See “Certain Terms of the Debentures — Tax Credit Event Redemption.”

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus supplement and the accompanying prospectus (including documents incorporated by reference) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, goals, strategies, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results, performance or achievements to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and under the caption “Factors Affecting Results, Liquidity, and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2025, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and, except as required by applicable law, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

USE OF PROCEEDS

We estimate the net proceeds to us from the offering to be approximately $           million, after deducting the underwriting discount and other offering expenses payable by us. We intend to use the net proceeds from this offering to repay short-term debt and for other general corporate purposes. At August 17, 2026, our outstanding short-term debt of $298.8 million had a weighted average interest rate of 3.89% and an average life of less than 30 days.

Pending disposition, we may temporarily invest the net proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities.

CAPITALIZATION

The table below shows our consolidated capitalization structure on an actual basis. The information below does not reflect the issuance of the new Debentures offered hereby.

	As of June 30, 2026
	Actual Amount (unaudited)	Percentage
	(Dollars in Millions)	(Rounded to Tenths)
Short-term debt	$216.0	1.4%
Long-term debt(1)(2)	$5,611.5	35.2%
Finance lease obligations (1)(3)	$2,850.0	17.9%
Preferred stock	$30.4	0.2%
Common equity	$7,224.6	45.3%
Total	$15,932.5	100.0%

(1)	Includes current maturities.

(2)	Includes $72.2 million aggregate principal amount of WEPCo Environmental Trust Bonds, Series 2021, issued by WEPCo Environmental Trust Finance I, LLC, a special purpose entity wholly owned by Wisconsin Electric. Wisconsin Electric is not an obligor or guarantor of the Environmental Trust Bonds.

(3)	Treated as operating leases for rate-making purposes.

CERTAIN TERMS OF THE DEBENTURES

The following description of the particular terms of the Debentures supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Debentures set forth in the accompanying prospectus under “Description of Debt Securities.”

We will issue the Debentures under the indenture, dated as of December 1, 1995, between Wisconsin Electric and U.S. Bank Trust Company, National Association (as successor to Firstar Trust Company), as Trustee. The Debentures are our direct unsecured general obligations. As of June 30, 2026, the aggregate principal amount of debt securities outstanding under the indenture was approximately $5.6 billion.

General

The new Debentures offered by this prospectus supplement and the accompanying prospectus constitute a further issuance of, are consolidated and form a single series with, have identical terms (other than the date of issuance and the public offering price) and have the same CUSIP number as, the $400,000,000 aggregate principal amount of outstanding initial Debentures. The new Debentures offered hereby will be issued in the aggregate principal amount of $           . Upon completion of this offering, the aggregate principal amount of outstanding Debentures will be $       .

The Debentures are unsecured and unsubordinated and rank equally with all of our other unsecured and unsubordinated indebtedness and other obligations from time to time outstanding. As of June 30, 2026, we had approximately $5.9 billion aggregate principal amount of unsecured long-term debt securities and commercial paper outstanding (excluding approximately $2.9 billion of obligations under finance leases).

Interest on the Debentures accrues at the rate of 5.10% per year. Interest on the Debentures will accrue from June 4, 2026, or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semi-annually in arrears to holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date. Interest payment dates will be June 15 and December 15 of each year, beginning on December 15, 2026. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Debentures will mature on June 15, 2036.

If the maturity date or any interest payment date or redemption date falls on a day that is not a business day, the payment due on the maturity date or such interest payment date or redemption date, as applicable, will be made on the next succeeding business day without any interest or other payment in respect of any such delay.

The Debentures will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Redemption at Our Option

Prior to March 15, 2036 (the date that is three (3) months prior to the maturity date of the Debentures, which is referred to in this prospectus supplement as the “Par Call Date”), we may redeem the Debentures at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Debentures matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less (b) interest accrued to, but not including, the date of redemption; and

•	(2) 100% of the principal amount of the Debentures to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the Debentures, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

We will send notice at least 10 days, but not more than 60 days, before the redemption date to each holder of Debentures to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Debentures or portions of the Debentures called for redemption.

Except in the case of a conditional redemption, as discussed below, once notice of redemption is given, the Debentures called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

A notice of redemption may be conditional and provide that it is subject to the occurrence of any event described in the notice before the date fixed for the redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred before the redemption date or have been waived by us.

The Debentures have no sinking fund provisions.

Tax Credit Event Redemption

If a Tax Credit Event (as defined below) occurs, we may redeem, upon a notice of redemption not less than 10 nor more than 60 days prior to the date fixed for redemption, the Debentures, in whole but not in part at a redemption price equal to 101% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. A notice of redemption of the Debentures upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the initial Debentures were issued and (b) six months from the original date of issuance of the Debentures (which shall be December 4, 2026) and (ii) shall be accompanied by a certificate from an officer of Wisconsin Electric stating that a Tax Credit Event has occurred.

A “Tax Credit Event” occurs with respect to the Debentures if, in our reasonable determination, there exists a material risk, due to the Debentures (considered together with other debt) having been issued, as part of an original issuance, to one or more “SFEs,” as defined in Section 7701(a)(51)(B) of the Code, that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code. “SFEs, generally include, among other entities: (i) the governments of China, Iran, North Korea or Russia or their agencies or instrumentalities, (ii) certain citizens or nationals of such countries, (iii entities organized under the laws of, or having their principal place of business in, such countries, (iv) entities controlled by any of the above, including subsidiaries, measured by more than 50% ownership of stock (by vote or value) in a corporation, profits interests or capital interests in a partnership, or beneficial interest in another entity, (v) certain Chinese military companies described under Section 1260H of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021, (vi) Contemporary Amperex Technology Company (CATL), BYD Company, Envision Energy, EVE Energy Company, Gotion High-tech Company, Hithium Energy Storage Technology Company, or any successor company to the foregoing, (vii) certain companies that violate the Uyghur Forced Labor Prevention Act of 2021, and (viii) entities that the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) have included on the list of specially designated nationals and blocked persons maintained by OFAC.

The consummation of a redemption upon a Tax Credit Event may be subject to the trustee’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the trustee on or before such date).

Covenants

The indenture provides that, so long as any of the debentures issued under the indenture remain outstanding, we will not, and we will not permit any subsidiary to, create or suffer to be created or to exist any mortgage, pledge, security interest or other lien on any of our properties or assets now owned or later acquired to secure any indebtedness, without making effective provision so that the debentures will be equally and ratably secured. This covenant is subject to termination upon defeasance and to certain other significant exceptions described under “Description of Debt Securities — Limitations on Liens” in the accompanying prospectus, including the possible issuance of first mortgage bonds in the future. In addition, any liens created in connection with (i) the sale by Wisconsin Electric of “environmental control property” (as defined in Section 196.027(1)(h) of the Wisconsin Statutes) to a subsidiary of Wisconsin Electric and the related issuance by such subsidiary of “environmental trust bonds” (as defined in Section 196.027 of the Wisconsin Statutes) or (ii) any sale of similar assets and the related issuance of other similar securities pursuant to legislation adopted by the State of Wisconsin shall also be exempt from the limitations on liens in Section 4.07 of the indenture. Future series of securities issued under the indenture may or may not have different covenants.

As of the date of this prospectus supplement, we had no outstanding first mortgage bonds or other secured debt outstanding. The indenture does not limit the amount of debt securities we can issue under it and does not limit our ability to issue first mortgage bonds in the future or to enter into sale and leaseback transactions. As of June 30, 2026, we estimate that we would be permitted to issue up to approximately $13.1 billion of first mortgage bonds under the existing terms of the first mortgage bond indenture. As there are no bonds presently outstanding under the first mortgage bond indenture, there are no consents required or other restrictions on our ability to amend the first mortgage bond indenture for any purpose, including to permit the issuance of a greater amount of first mortgage bonds than would be permitted under the existing terms of the first mortgage bond indenture.

Other

The Debentures will be subject to defeasance under the conditions described in the accompanying prospectus.

We may from time to time, without notice to, or the consent of, the holders of the Debentures, create and issue further debentures of the same series, equal in rank to the Debentures in all respects (or in all respects except for the public offering price, the payment of interest accruing prior to the issue date of the additional debentures or, if applicable, the first payment of interest following the issue date of the additional debentures) so that the additional debentures may be consolidated and form a single series with the Debentures and have the same terms as to status, redemption or otherwise as the Debentures. Any additional debentures having such similar terms, together with the new Debentures offered hereby and the initial Debentures, will constitute a single series of debentures under the indenture. In the event that we issue additional debentures of the same series, we will prepare a new offering memorandum or prospectus.

The indenture and the Debentures will be governed by the laws of the State of Wisconsin, unless federal law governs.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company (“DTC”), New York, NY, acts as the securities depository for the Debentures. The new Debentures offered hereby will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Upon issuance, the new Debentures offered hereby will be represented by one or more fully-registered global Debenture certificates, representing in the aggregate the total principal amount of the new Debentures offered hereby, and will be deposited with the Trustee on behalf of DTC. Investors may hold interests in the new Debentures offered hereby through DTC if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear or Clearstream.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus supplement or the accompanying prospectus.

Purchases of the Debentures under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debentures on DTC’s records. The ownership interest of each actual purchaser of each Debenture (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Debentures.

Transfers of ownership interests in the Debentures are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Debentures, except in the event that use of the book-entry system for the Debentures is discontinued.

To facilitate subsequent transfers, all Debentures deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Debentures with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debentures. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Debentures are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all the Debentures are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such Debentures to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Debentures unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Debentures will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name,” and will be the responsibility of such Participant and not of DTC or Wisconsin Electric, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Wisconsin Electric, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Except as provided herein, a Beneficial Owner of a global Debenture will not be entitled to receive physical delivery of a Debenture. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Debentures. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Debenture.

DTC may discontinue providing its services as securities depository with respect to the Debentures at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, Debenture certificates will be required to be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the Debentures. We understand, however, that under current industry practices, DTC would notify its Direct and Indirect Participants of our decision, but will only withdraw beneficial interests from a global Debenture at the request of each Direct or Indirect Participant. In that event, certificates for the Debentures will be printed and delivered to the applicable Direct or Indirect Participant.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof. Neither we nor any underwriter has any responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Global Clearance and Settlement Procedures

Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its United States depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its United States depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective United States depositaries.

Because of time-zone differences, credits of Debentures received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in Debentures settled during such processing will be reported to the relevant Clearstream participant or Euroclear system participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the Debentures by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes material United States federal income tax considerations relevant to the acquisition, ownership and disposition of the new Debentures offered by this prospectus supplement. The following discussion does not purport to be a complete analysis of all potential United States federal income tax considerations. This discussion only applies to new Debentures offered by this prospectus supplement that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that are purchased in this offering of the new Debentures at the offering price. This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the material United States federal income tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, tax-exempt organizations, banks, real estate investment trusts, regulated investment companies,insurance companies, thrifts, “controlled foreign corporations,” “passive foreign investment companies,” United States persons whose functional currency for United States federal income tax purposes is not the United States dollar, investors in pass-through entities, including partnerships and Subchapter S corporations that invest in the new Debentures, traders or dealers in securities or commodities, persons subject to special tax accounting rules as a result of any item of gross income with respect to the new Debentures being taken into account in an applicable financial statement, persons holding new Debentures as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, certain former citizens or residents of the United States or foreign persons eligible for benefits under an applicable income tax treaty with the United States. For purposes of this discussion, “holder” means either a United States Holder (as defined below) or a Non-United States Holder (as defined below) or both, as the context may require.

If a partnership, or other entity or arrangement treated as a partnership for United States federal income tax purposes, beneficially owns the new Debentures, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership that beneficially own the new Debentures should consult with their tax advisors as to the particular United States federal income tax considerations relevant to the acquisition, ownership and disposition of the new Debentures applicable to them.

Persons considering the purchase of new Debentures are urged to consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of United States federal estate and gift tax laws or the effect of any applicable foreign, state or local law.

We have not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the new Debentures or that any such position would not be sustained in court.

Consequences to United States Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to United States Holders of the Debentures. For purposes of this summary, a “United States Holder” means a beneficial owner of a Debenture (other than a partnership, or other entity or arrangement treated as a partnership) that, for United States federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for United States federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more United States persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

Certain Contingent Payments

If we exercise our option to redeem the Debentures in whole or in part, as described under “Certain Terms of the Debentures—Redemption at Our Option,” or all of the Debentures following the occurrence of a Tax Credit Event, as described under “Certain Terms of the Debentures—Tax Credit Event Redemption,” we may be required to repurchase all of such Debentures at a price in excess of the principal amount of such Debentures and interest thereon. We intend to take the position that the likelihood that we will be required to make such payments is remote as of the issue date of the Debentures and therefore that these provisions do not cause the Debentures to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes within the meaning of the applicable Treasury regulations. Assuming this position is respected, a United States Holder would be required to include in income such additional amounts at the time the payments are received or accrued in accordance with their method of accounting for U.S. federal income tax purposes.

Our determination that the Debentures are not contingent payment debt instruments is not binding on the IRS. If the IRS were to successfully challenge our determination and the Debentures were treated as contingent payment debt instruments, a United States Holder would be required, among other things, to accrue interest income at a rate higher than the stated interest rate on the Debentures regardless of their method of tax accounting and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a Debenture. Our determination that the Debentures are not contingent payment debt instruments is binding on holders unless they disclose their contrary position to the IRS in the manner that is required by applicable Treasury regulations. The remainder of this discussion assumes that the Debentures are not treated as contingent payment debt instruments.

Qualified Reopening

For United States federal income tax purposes, we intend to treat the new Debentures offered hereby as being issued in a “qualified reopening” of the initial Debentures. For United States federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the new Debentures offered hereby will have the same issue date, same issue price and same adjusted issue price as the initial Debentures for United States federal income tax purposes. The remainder of this discussion assumes the correctness of the treatment described in this paragraph.

Payments of Interest

Stated interest on a new Debenture other than any accrued interest to which a portion of the purchase price is allocated (as described below under “—Pre-Issuance Accrued Interest”) generally will be included in the gross income of a United States Holder as ordinary income at the time such interest is accrued or received, in accordance with the United States Holder’s method of tax accounting for United States federal income tax purposes.

Original Issue Discount

A debt instrument issued in a qualified reopening will have the same original issue discount, if any, as the related debt instrument issued in the original offering. The initial Debentures, were issued with no more than a de minimis discount from their stated principal amount such that they were not treated as issued with original issue discount for United States federal income tax purposes. Similarly, the new Debentures offered hereby are expected to be issued with no more than a de minimis discount from their stated principal amount, in which case they will not be treated as issued with original issue discount for United States federal income tax purposes.

Pre-Issuance Accrued Interest

The aggregate purchase price of the new Debentures issued pursuant to this offering will include interest accrued at the applicable rate of interest from June 4, 2026 up to, but excluding, the delivery date of the new Debentures, which is referred to herein as “pre-issuance accrued interest.” Pre-issuance accrued interest will be included in the accrued interest paid on the new Debentures on the first interest payment date after the issuance of the new Debentures offered hereby, which will be December 15, 2026. We intend to take the position that a portion of the December 15, 2026 interest payment equal to the pre-issuance accrued interest will be treated as a return of the pre-issuance accrued interest included in the offering price, and not as an amount payable on the new Debentures. If this position is respected, our payment of such pre-issuance accrued interest will not be treated as taxable interest income to United States Holders of the new Debentures and the amount of the pre-issuance accrued interest will reduce such United States Holder’s adjusted tax basis in the new Debentures. Prospective purchasers of the new Debentures are urged to consult their tax advisors with respect to the tax treatment of pre-issuance accrued interest.

Market Discount

If a new Debenture is purchased at a price that is less than such new Debenture’s stated principal amount (excluding any amounts that are treated as pre-issuance accrued interest, the amount of the difference generally will be treated as market discount for United States federal income tax purposes, unless this difference satisfies a de minimis test. If a United States Holder purchases a new Debenture with market discount, the United States Holder generally will be required to treat any principal payment or any gain on the sale or other taxable disposition of the new Debenture as ordinary income to the extent of the market discount accrued (on a straight-line basis or, at such United States Holder’s election, on a constant yield basis) on the new Debenture at the time of the payment or disposition unless this market discount was previously included in income. If a United States Holder disposes of a new Debenture with market discount in certain nontaxable transactions, accrued market discount will be includible as ordinary income as if the new Debenture was sold in a taxable transaction at its then fair market value. In addition, a United States Holder may be required to defer, until the maturity of the new Debenture or its earlier disposition (including in certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the new Debenture. Gain in excess of such accrued market discount will be subject to the capital gains rules described below under “—Sale, Exchange, or Other Disposition of the New Debentures”.

Sale, Exchange or Other Disposition of the New Debentures

Upon the sale, exchange, retirement or other taxable disposition of a new Debenture, a United States Holder generally will recognize gain or loss equal to the difference, if any, between (1) the amount of cash plus the fair market value of any property received by the United States Holder in the sale, exchange, or retirement, or other taxable disposition, except any portion of such amount that is attributable to accrued but unpaid interest, which (except in the case of pre-issuance accrued interest) will be taxed as ordinary interest income to the extent not previously so taxed, and (2) the United States Holder’s adjusted tax basis in the new Debenture. A United States Holder’s adjusted tax basis in a new Debenture will generally equal the amount such United States Holder paid for the new Debenture (less any amount attributable to pre-issuance accrued interest) and increased by any market discount previously included in income. Subject to the discussion above under “—Market Discount”, any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the United States Holder has held the new Debenture for more than one year at the time of the sale, exchange, retirement or other taxable disposition. Under current United States federal income tax law, net long-term capital gain of a non-corporate United States Holder is currently eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations. United States Holders should consult their own tax advisors concerning the application of these tax law provisions to their particular circumstances.

Information Reporting and Backup Withholding

In general, we must report certain information to the IRS with respect to payments of stated interest and payments of the proceeds of the sale or other taxable disposition of a new Debenture to certain United States Holders, except in the case of an exempt recipient (such as a corporation). Backup withholding, currently at a rate of 24%, may be imposed with respect to the foregoing amounts if the payee fails to provide a taxpayer identification number or a certification of exempt status, or if the payee fails to report in full dividend and interest income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against its United States federal income tax liability, if any, or may entitle the United States Holder to a refund, provided that the required information is timely furnished to the IRS. United States Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such exemption, if applicable.

Medicare Contribution Tax

An additional 3.8% tax will be imposed on certain United States Holders who are individuals, estates or trusts (other than certain exempt trusts or estates) on the lesser of (1) the United States Holder’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States Holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A United States Holder’s net investment income will generally include its interest income (other than pre-acquisition accrued interest) and its net gains from the disposition of new Debentures, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Any United States Holder that is an individual, estate or trust should consult its tax advisors regarding the applicability of the Medicare contribution tax to its income and gains in respect of its investment in the new Debentures.

Consequences to Non-United States Holders

For purposes of this discussion, a “Non-United States Holder” is a beneficial owner of a new Debenture (other than a partnership or other pass-through entity) that, for United States federal income tax purposes, is not a United States Holder.

Interest

It is anticipated, and this discussion assumes, that the new Debentures will not be issued with more than a de minimis amount of original issue discount. Except if interest on the new Debentures is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States, and subject to the “—Information Reporting and Backup Withholding" and “—FATCA Withholding” summaries below, a Non-United States Holder generally will not be subject to United States federal income or withholding tax on payments of interest on the new Debentures provided that such Non-United States Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of Wisconsin Electric’s stock entitled to vote, (B) is not a controlled foreign corporation that is related to Wisconsin Electric actually or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-United States Holder provides its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States Person or (y) a securities clearing organization or certain other financial institutions holding the new Debentures on behalf of the Non-United States Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes the applicable withholding agent with a copy thereof. In addition, the applicable withholding agent must not have actual knowledge or reason to know that the beneficial owner of the new Debentures is a United States Person.

If interest on the new Debentures is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States, but such Non-United States Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the new Debentures generally will be subject to United States withholding tax at a 30% rate (or a lower applicable treaty rate).

If interest on the new Debentures is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the Non-United States Holder generally will be subject to United States federal income tax on such interest on a net income basis at the rate applicable to United States Persons generally (and, with respect to corporate Non-United States Holders, may also be subject to a 30% branch profits tax (or a lower applicable treaty branch profits tax rate)). If interest on the new Debentures is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States), such interest payments will not be subject to United States withholding tax if the Non-United States Holder provides to the applicable withholding agent the appropriate documentation (generally an IRS Form W-8ECI).

Sale, Exchange or Other Disposition of the New Debentures

Subject to the “—Information Reporting and Backup Withholding” and “—FATCA Withholding” summaries below, a Non-United States Holder generally will not be subject to United States federal withholding tax with respect to gain, if any, recognized on the sale, exchange, redemption or other taxable disposition of the new Debentures. A Non-United States Holder will also generally not be subject to United States federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-United States Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a Non-United States Holder that is a nonresident alien individual, such Non-United States Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain recognized on the disposition of such new Debentures generally will be subject to United States federal income taxation in the same manner as if such gain were recognized by a United States Person, and, in the case of a Non-United States Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-United States Holder will be subject to a 30% tax (or lower applicable treaty rate) on any capital gain recognized on the disposition of the new Debentures (which may be offset by certain United States-source capital losses).

To the extent the amount realized on a sale, exchange, redemption or other taxable disposition of the new Debentures is attributable to accrued but unpaid interest on the new Debentures, such amount generally will be subject to, or exempt from, tax to the same extent as described under “—Interest” above.

Information Reporting and Backup Withholding

Information returns will be filed annually with the IRS in connection with our payment of interest on the new Debentures. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-United States Holder resides. Unless the Non-United States Holder complies with certification procedures to establish that it is not a United States Person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition (including a retirement or redemption) of the new Debentures, and the Non-United States Holder may be subject to backup withholding tax (currently at a rate of 24%) on payments of interest on the new Debentures or on the proceeds from a sale or other disposition (including a retirement or redemption) of the new Debentures. The certification procedures required to claim the exemption from the United States withholding tax on interest described above generally will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-United States Holder may be allowed as a credit against the Non-United States Holder’s United States federal income tax liability or may entitle the Non-United States Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as “FATCA,” and additional guidance issued by the IRS, a United States federal withholding tax of 30% generally will apply to interest on a new Debenture paid to (1) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), or (2) a foreign entity that is a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides the withholding agent with a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner of the entity, which generally includes any United States Person who directly or indirectly owns more than 10% of the entity, and certain other specified requirements are met. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the new Debentures on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Certain Non-United States Holders located in a jurisdiction with an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not be obligated to pay any additional amounts to “gross up” payments to holders as a result of any withholding or deduction for such taxes. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Non-United States Holders of the new Debentures are encouraged to consult with their tax advisors regarding the possible implications of these withholding requirements on their investment in the new Debentures.

Persons considering the purchase of the new Debentures are urged to consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom BofA Securities, Inc., TD Securities (USA) LLC, and Wells Fargo Securities, LLC are acting as representatives, have severally, and not jointly, agreed to purchase, and we have agreed to sell to them, severally, the principal amount of the new Debentures indicated in the following table:

Underwriter	Principal Amount of Debentures
BofA Securities, Inc.	$
TD Securities (USA) LLC
Wells Fargo Securities, LLC
Cabrera Capital Markets LLC
Total	$

The underwriters are offering the new Debentures subject to their acceptance of the new Debentures from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the new Debentures offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the new Debentures offered by this prospectus supplement if any are taken.

New Debentures sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement. Any new Debentures sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to      % of the principal amount of the new Debentures. Any such securities dealers may resell any new Debentures purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to      % of the principal amount of the new Debentures. After the initial public offering of the new Debentures offered by this prospectus supplement, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the Debentures by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the new Debentures offered by this prospectus supplement).

Paid by Wisconsin Electric
Per Debenture		%

In order to facilitate the offering of the new Debentures offered by this prospectus supplement, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Debentures. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Debentures for their own account. In addition, to cover over-allotments or to stabilize the price of the Debentures, the underwriters may bid for, and purchase, Debentures on the open market. Short sales involve the sale by the underwriters of a greater number of Debentures than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Debentures while the offering is in progress. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the new Debentures in this offering, if the underwriters repurchase previously distributed Debentures in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Debentures above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the- counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Debentures sold by or for the account of such underwriter in stabilizing or short covering transactions.

The Debentures are not listed on any securities exchange or on any automated dealer system. We have been advised by the underwriters that they intend to make a market in the new Debentures offered hereby, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the Debentures.

We estimate that our total expenses for this offering, not including the underwriting discount, will be approximately $1 million.

We expect to deliver the new Debentures against payment for the new Debentures on or about the date specified in the last paragraph on the cover page of this prospectus supplement, which will be the business day following the date of the pricing of the new Debentures (this settlement cycle being referred to as “T+ ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade new Debentures prior to the business day preceding the settlement date will be required, by virtue of the fact that the new Debentures initially will settle in T+ , to specify alternate settlement arrangements to prevent a failed settlement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the underwriters and their affiliates have provided, currently provide and may in the future provide, investment banking, commercial banking, advisory and other services for us and our affiliates, for which they received and will receive customary fees and expenses. Affiliates of each of the book-running managers are lenders under our existing $800 million revolving credit facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and instruments of Wisconsin Electric and its affiliates. Certain of the underwriters or their respective affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the new Debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the new Debentures offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

Associated Investment Services, Inc., a Financial Industry Regulatory Authority, Inc. (“FINRA”) member and an indirect, wholly owned subsidiary of Associated Banc-Corp, is being paid a referral fee by Cabrera Capital Markets LLC.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of the short-term debt that we intend to repay using all or a portion of the net proceeds of the new Debentures. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the new Debentures in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Notices to Prospective Investors

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the new Debentures or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the new Debentures in any country or jurisdiction (other than the United States) where any such action for that purpose is required.

Selling Restrictions

Canada

The new Debentures may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the new Debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The new Debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU(as amended or superseded, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the new Debentures to be offered hereby so as to enable an investor to decide to purchase or subscribe for the new Debentures.

United Kingdom

The new Debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the EUWA); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (“POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the UK PRIIPs Regulation) for offering or selling the new Debentures or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the new Debentures offered hereby or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the new Debentures falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. Accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the Financial Services and Markets Act 2000 (the “FSMA”), and any offer of the new Debentures in the United Kingdom is made pursuant to an exemption under the POATRs or the FSMA. In the UK, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at qualified investors within the meaning of paragraph 15 of Schedule 1 of the POATRs who are, (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order.

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the new Debentures offered hereby in circumstances in which Section 21(1) of the FSMA does not apply to the Company and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the new Debentures in, from or otherwise involving the UK.

LEGAL MATTERS

Various legal matters in connection with the new Debentures will be passed upon (a) for us by Troutman Pepper Locke LLP, Atlanta, Georgia, and (b) for the underwriters by Hunton Andrews Kurth LLP, New York, New York. Joshua M. Erickson, Vice President and Deputy General Counsel, WEC Business Services LLC, will pass upon the validity of the new Debentures, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of WEC Energy Group’s common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements and financial statement schedule are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

We file annual, quarterly and current reports, information statements and other information with the SEC. Our SEC filings (File No. 001-01245) are available to the public over the Internet at the SEC’s website at http://www.sec.gov as well as on WEC Energy Group’s website, www.wecenergygroup.com. The information contained on, or accessible from, WEC Energy Group’s website is not a part of, and is not incorporated in, this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. Please refer to “Where You Can Find More Information” in the accompanying prospectus. Any information referenced this way is considered to be part of this prospectus supplement and the accompanying prospectus, and any information that we file later with the SEC will automatically update and supersede this information. At the date of this prospectus supplement, we incorporate by reference the following documents that we have filed with the SEC, and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete our sale of the securities to the public:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025.

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026; and

•	Our Current Reports on Form 8-K filed on March 13, 2026, April 1, 2026 (with respect to Item 8.01 only), May 6, 2026, June 4, 2026, and August 18, 2026.

Information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will not be incorporated by reference into this prospectus supplement or the accompanying prospectus unless specifically stated otherwise. We will provide, at no cost, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of the information that has been incorporated by reference into, but not delivered with, this prospectus supplement and the accompanying prospectus, upon written or oral request to us at:

Wisconsin Electric Power Company 231 West Michigan Street

P. O. Box 2046

Milwaukee, Wisconsin 53201

Attn: Ms. Margaret C. Kelsey, Executive Vice President, General Counsel and Corporate Secretary

Telephone: (414) 221-2345

PROSPECTUS

$3,500,000,000

WISCONSIN ELECTRIC POWER COMPANY

Debt Securities

Wisconsin Electric Power Company may issue and sell debt securities to the public. We urge you to read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered, and any other information relating to a specific offering, will be set forth in a prospectus supplement that will describe the interest rates, payment dates, ranking, maturity and other terms of any debt securities that we issue or sell.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

See “Risk Factors” on page 1 of this prospectus and “Risk Factors” contained in any applicable prospectus supplement and documents incorporated by reference for information on certain risks related to the purchase of the debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2024.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our” and “Wisconsin Electric” refer to Wisconsin Electric Power Company, unless the context indicates otherwise.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may offer to the public the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the particular debt securities and terms of that offering. In the prospectus supplement, we will describe the interest rate, payment dates, ranking, maturity and other terms of any debt securities that we issue and sell.

The prospectus supplement will also describe the proceeds and uses of proceeds from the debt securities, together with the names and compensation of the underwriters, if any, through whom the debt securities are being issued and sold, and other important considerations for investors. The prospectus supplement may also add to, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

RISK FACTORS

Investing in the debt securities of Wisconsin Electric involves risk. Please see the risk factors under the heading “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus or in any prospectus supplement (including documents incorporated by reference) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, goals, strategies, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results, performance or achievements to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and under the caption “Factors Affecting Results, Liquidity, and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2023, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and, except as required by applicable law, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

WISCONSIN ELECTRIC POWER COMPANY

Wisconsin Electric Power Company, a subsidiary of WEC Energy Group, Inc. (“WEC Energy Group”), was incorporated in the State of Wisconsin in 1896. Our principal executive offices are located at 231 West Michigan Street, P.O. Box 2046, Milwaukee, Wisconsin, 53201, and our telephone number is (414) 221-2345.

We derive revenues primarily from the distribution and sale of electricity and natural gas to retail customers in Wisconsin. We also have a steam utility that generates, distributes and sells steam to customers in metropolitan Milwaukee, Wisconsin. We have combined common functions with Wisconsin Gas LLC, another subsidiary of WEC Energy Group, and operate under the trade name “We Energies.” We conduct our business primarily through our utility reportable segment.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our debt securities (a) to fund, or repay short-term debt incurred to fund, our continuing construction program to provide services to new and existing utility customers in our service area and to improve and modernize our facilities, (b) to repay and/or refinance debt, (c) for investments, and/or (d) for other general corporate purposes. Pending disposition, we may temporarily invest any proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities. We expect to borrow money or sell securities from time to time, but we cannot predict the precise amounts or timing of doing so. For current information, please refer to our current filings with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION.”

DESCRIPTION OF DEBT SECURITIES

We will issue any new debt securities, which will be our direct unsecured general obligations, in one or more series under the indenture between us and U.S. Bank Trust Company, National Association (as successor to Firstar Trust Company), as trustee, dated as of December 1, 1995, and under a securities resolution, which may be in the form of a resolution or a supplemental indenture, authorizing the particular series. At March 31, 2024, the aggregate principal amount of debt securities outstanding under the indenture was approximately $3.3 billion. In addition, on May 14, 2024, we issued an additional $350 million aggregate amount of debt securities under the indenture. The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

We have summarized selected provisions of the indenture and the debt securities that we may offer hereby. Copies of the indenture and a form of securities resolution are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part or other filings incorporated by reference in this prospectus. The securities resolution for each series of debt securities issued and outstanding also has been or will be filed, or incorporated by reference, as an exhibit to the registration statement or other filings incorporated by reference in this prospectus. You should read the indenture and the applicable securities resolution for other provisions that may be important to you. In the summary below, we have included references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

General

The indenture does not significantly limit our operations. In particular, it does not:

●	limit the amount of debt securities that we can issue under the indenture;

●	limit the number of series of debt securities that we can issue from time to time;

●	restrict the total amount of debt that we or our subsidiaries may incur; or

●	contain any covenant or other provision that is specifically intended to afford any holder of the debt securities protection in the event of highly leveraged transactions or any decline in our ratings or credit quality.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Most of our fixed properties and franchises are subject to the lien of the Mortgage and Deed of Trust dated October 28, 1938, between us and U.S. Bank Trust Company, National Association (as successor to First Wisconsin Trust Company), as trustee, which we refer to in this prospectus as the first mortgage bond indenture, under which we may issue first mortgage bonds. See “Certain Covenants” below for additional information.

Unless we say otherwise in the applicable prospectus supplement, we may redeem the debt securities for cash.

Terms

A prospectus supplement and a securities resolution relating to the offering of any new series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

●	the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;

●	the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

●	the interest rate or rates, if any, or method of calculating the interest rate or rates, which the debt securities will bear;

●	the date or dates from which interest will accrue and on which interest will be payable and the record dates for the payment of interest;

●	the manner of paying principal and interest on the debt securities;

●	the place or places where principal and interest will be payable;

●	the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;

●	the terms of any redemption of debt securities at the option of holders;

●	any tax indemnity provisions;

●	if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining those payments;

●	the portion of principal payable upon acceleration of any discounted debt security (as described below);

●	whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

●	whether the covenant referred to below under “Limitations on Liens” applies and whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;

●	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

●	the ranking of the debt securities, including the relative degree, if any, to which the debt securities of a series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not; and

●	any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the debt securities. (Section 2.01)

We may issue debt securities of any series as registered debt securities, bearer debt securities or uncertificated debt securities. (Section 2.01) We may issue the debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We may issue global securities in registered, bearer or uncertificated form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. (Section 2.12) We will describe in the prospectus supplement relating to any series the specific terms of the depositary arrangement with respect to that series.

Unless otherwise indicated in the applicable prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples of $1,000 and bearer debt securities in denominations of $5,000 and whole multiples of $5,000. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by that global security or securities. (Section 2.12)

In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States. We may deliver a bearer debt security in definitive form in connection with its original issuance only if a certificate, in a form we specify to comply with United States laws and regulations, is presented to us. (Section 2.04)

A holder of debt securities registered with our registrar may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities, if material, will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

Certain Covenants

The debt securities will not be secured by any properties or assets and will represent our unsecured debt. The indenture does not limit the amount of unsecured debt that we can incur. As indicated above, most of our fixed properties and franchises are subject to the lien of the first mortgage bond indenture, under which we may issue first mortgage bonds.

As discussed below, the indenture includes limitations on our ability to create liens. These limitations will apply if the securities resolution establishing the terms of a series so provides. If applicable, the limitations are subject to a number of qualifications and exceptions. As of March 31, 2024, we had no first mortgage bonds or other secured debt outstanding. The indenture does not limit the amount of debt securities we can issue under it and does not limit our ability to issue first mortgage bonds in the future or to enter into sale and leaseback transactions. As of March 31, 2024, we estimate that we would be permitted to issue up to approximately $9.5 billion of first mortgage bonds under the existing terms of the first mortgage bond indenture. As there are no bonds presently outstanding under the first mortgage bond indenture, there are no consents required or other restrictions on our ability to amend the first mortgage bond indenture for any purpose, including to permit the issuance of a greater amount of first mortgage bonds than would be permitted under the existing terms of the first mortgage bond indenture.

The covenant regarding limitations on liens described below will apply to a series of debt securities to the extent indicated in the related prospectus supplement. Any obligations under that covenant are subject to termination upon defeasance. See “Legal Defeasance and Covenant Defeasance” below.

Also, as noted above, unless otherwise indicated in a prospectus supplement, the indenture does not include a covenant which would afford holders of the debt securities protection in the event of a highly leveraged or other transaction that may adversely affect them.

Limitations on Liens

The indenture provides that, so long as there remain outstanding any debt securities of any series to which this limitation applies, and subject to termination as referred to above, we will not, and will not permit any subsidiary to, create or suffer to be created or to exist any mortgage, pledge, security interest, or other lien on any of our properties or assets now owned or later acquired to secure any indebtedness, without making effective provision so that the debt securities of that series will be equally and ratably secured. The indenture defines the term “subsidiary” to mean a corporation a majority of whose voting stock is owned by us or one of our subsidiaries. This restriction does not apply to or prevent the creation or existence of:

●	the existing mortgage that will secure any first mortgage bonds that we may issue in the future under the first mortgage bond indenture or any supplemental indenture subjecting any property to the lien of the mortgage or confirming the lien of the mortgage upon any property, whether owned before or acquired after the date of the indenture;

●	liens on property existing at the time of acquisition or construction of the property (or created within one year after completion of the acquisition or construction), whether by purchase, merger, construction or otherwise (or on the property of a subsidiary at the date it became a subsidiary), or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of those liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or later made on the property subject to the lien;

●	any extensions, renewals or replacements, or successive extensions, renewals or replacements, in whole or in part, of liens permitted by either of the first two bullet points above;

●	the pledge of any bonds or other securities at any time issued under any of the liens permitted by any of the first three bullet points above; or

●	permitted encumbrances. (Section 4.07)

“Permitted encumbrances” means liens of the types customarily permitted by indentures for utility debt securities, including, among other items:

●	the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

●	liens of

●	taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent,

●	liens for workers’ compensation awards and similar obligations not then delinquent,

●	mechanics’, laborers’, materialmen’s and similar liens not then delinquent, and

●	liens of these types, whether or not delinquent, whose validity is being contested in good faith by us or a subsidiary;

●	the lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or other judgment liens not exceeding at any one time an aggregate of $1,000,000;

●	easements or reservations in respect of our property or property of a subsidiary for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes;

●	zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances, other than to secure the payment of money, none of which, in the opinion of counsel, are such as to interfere with the proper operation and development of the affected property for its intended use in our business or the business of our subsidiaries;

●	any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations in deeds or other instruments under which we or a subsidiary has acquired or may in the future acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of our properties and those of our subsidiaries, taken as a whole;

●	rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products generated or produced by or from any of our properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

●	liens created or assumed by us or our subsidiaries in connection with the issuance of tax-exempt state and local bonds for purposes of financing, in whole or in part, the acquisition or construction of property to be used by us or our subsidiaries, provided the liens are limited to the property financed and the related real estate;

●	liens against our property or property of a subsidiary at the time a person consolidates with or merges into, or transfers all or substantially all of its assets to, us or a subsidiary, provided that in the opinion of our board of directors or our management, as evidenced by a certified board resolution or an officers’ certificate delivered to the trustee, the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the lien; and

●	liens or encumbrances not otherwise permitted if, at the time of incurrence of and after giving effect to these liens or encumbrances, the aggregate of all of our and our subsidiaries’ obligations secured thereby does not exceed 10% of tangible net worth. For this purpose “tangible net worth” means common stockholders’ equity appearing on our most recent balance sheet, or consolidated balance sheet including our subsidiaries if we have one or more consolidated subsidiaries, prepared in accordance with generally accepted accounting principles less intangible assets, other than intangible assets recoverable through rates as prescribed by applicable regulatory authorities. (Section 4.06)

Further, this restriction will not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business. (Section 4.07)

Other Covenants

Any other restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt. As indicated above, most of our fixed properties and franchises are subject to the lien of the first mortgage bond indenture, under which we may issue first mortgage bonds.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, another company, unless:

●	that company is organized under the laws of the United States or a state thereof;

●	that company assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any coupons; and

●	immediately after the transaction no default exists under the indenture.

The successor will be substituted for us as if it had been an original party to the indenture, securities resolutions and debt securities. Following substitution, the successor may exercise our rights and powers under the indenture, the debt securities and any coupons, and all of our obligations under those documents will terminate. (Section 5.01)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07)

To the extent permitted by the terms of a series of debt securities authorized to be issued in registered form and bearer form, bearer debt securities may be exchanged for an equal aggregate principal amount of registered or bearer debt securities of the same series and date of maturity in authorized denominations upon surrender of the bearer debt securities with all unpaid interest coupons, except as may otherwise be provided in the debt securities, at our agency maintained for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07) As of the date of this prospectus, we do not expect that the terms of any series of debt securities will permit registered debt securities to be exchanged for bearer debt securities.

Defaults and Remedies

Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe the change, an event of default with respect to a series of debt securities will occur if:

●	we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;

●	we default in the payment of the principal or premium, if any, of any debt securities of that series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

●	we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series as required by the securities resolution establishing that series and the default continues for a period of 60 days;

●	we default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

●	pursuant to or within the meaning of any bankruptcy law, we:

●	commence a voluntary case,

●	consent to the entry of an order for relief against us in an involuntary case,

●	consent to the appointment of a custodian for us or for all or substantially all of our property, or

●	make a general assignment for the benefit of our creditors;

●	a court of competent jurisdiction enters an order or decree under any bankruptcy law that remains unstayed and in effect for 60 days and that:

●	is for relief against us in an involuntary case,

●	appoints a custodian for us or for all or substantially all of our property, or

●	orders us to liquidate; or

●	there occurs any other event of default provided for in that series. (Section 6.01)

The term “bankruptcy law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “custodian” means any receiver, trustee, assignee, liquidator or a similar official under any bankruptcy law. (Section 6.01)

A default under the indenture means any event which is, or after notice, passage of time, or both, would be, an event of default under the indenture. (Section 1.01) A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01)

If an event of default occurs under the indenture and is continuing with respect to a series, the trustee by notice to us, or the holders of at least 25% in principal amount of that series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of that series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. (Section 6.02)

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on that series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02)

If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on that series, to enforce the performance of any provision applicable to that series or otherwise to protect the rights of the trustee and holders of that series. (Section 6.03)

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. (Section 7.01) With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 6.05) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it in good faith determines that withholding the notice is in the interest of holders of the series. (Section 7.04) We are required to furnish to the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which the redemption is conditioned does not occur and is not waived before the redemption date. (Section 6.01) Debt securities are subject to a conditional redemption if the notice of redemption relating to the debt securities provides that it is subject to the occurrence of any event before the date fixed for the redemption in the notice. (Section 3.04)

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including a default on another series of debt securities issued under the indenture, would not automatically constitute an event of default under the indenture. A securities resolution may provide for a cross-default provision. In that case, the prospectus supplement will describe the terms of that provision.

Amendments and Waivers

As described below, the indenture and the debt securities, or any coupons, of any series may be amended, and any default may be waived. Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the debt securities, the indenture and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 9.02) Except as described in the next paragraph, a default on a series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. (Section 6.04)

However, without the consent of each debt security holder affected, no amendment or waiver may:

●	reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

●	reduce the interest on or change the time for payment of interest on any debt security;

●	change the fixed maturity of any debt security, subject to any right we may have retained in the securities resolution and described in the prospectus supplement;

●	reduce the principal of any non-discounted debt security or reduce the amount of the principal of any discounted debt security that would be due on its acceleration;

●	change the currency in which the principal or interest on a debt security is payable;

●	waive any default in payment of interest on or principal of a debt security or any default in respect of a provision that pursuant to the indenture cannot be amended without the consent of each debt security holder affected; or

●	make any change in the sections of the indenture that require the consent of each debt security holder affected, except to increase the amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or waived without the consent of each holder of debt securities affected by the amendment or waiver. (Sections 6.04 and 9.02)

Without the consent of any debt security holder, we may amend the indenture or the debt securities:

●	to cure any ambiguity, omission, defect or inconsistency;

●	to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger, consolidation or transfer of all or substantially all of our assets requiring that assumption;

●	to provide that specific provisions of the indenture will not apply to a series of debt securities not previously issued;

●	to create a series of debt securities and establish its terms;

●	to provide for a separate trustee for one or more series of debt securities; or

●	to make any change that does not materially adversely affect the rights of any debt security holder. (Section 9.01)

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series otherwise provides. Any defeasance may terminate all of our obligations, with limited exceptions, with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 8.01)

To exercise either defeasance option as to a series of debt securities, we must:

●	irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;

●	deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of that series to maturity or redemption, as the case may be; and

●	comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any income, gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option. This term also includes certificates representing an ownership interest in those obligations. (Section 8.02)

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, U.S. Bank Trust Company, National Association (as successor to Firstar Trust Company) will act as trustee and registrar for debt securities issued under the indenture, and the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause if we notify the trustee six months in advance and if no default occurs or is continuing during the six-month period. If the trustee resigns or is removed or if a vacancy exists in the office of trustee for any reason, the indenture provides that we must promptly appoint a successor trustee. (Section 7.07) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee. (Section 7.02) The trustee is also trustee under the first mortgage bond indenture and provides services for us and some of our affiliates, including WEC Energy Group, as a depository of funds, registrar, member of bank groups providing back-up credit facilities and term loans to us and our affiliates, trustee under other indentures and similar services.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent that the Trust Indenture Act of 1939 is applicable.

PLAN OF DISTRIBUTION

We may sell the debt securities covered by this prospectus in any one or more of the following ways from time to time: (a) to or through underwriters or dealers; (b) directly to one or more purchasers; (c) through agents; (d) through competitive bidding; or (e) any combination of the above. The prospectus supplement will set forth the terms of the offering of the debt securities being offered thereby, including the name or names of any underwriters, the purchase price of those debt securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which those debt securities may be listed. Only underwriters so named in the applicable prospectus supplement are deemed to be underwriters in connection with the debt securities offered thereby.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities of the series offered by us and described in the applicable prospectus supplement if any of those debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Debt securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the debt securities remarketed thereby.

Debt securities may also be sold directly by us or through agents designated by us from time to time. Any agent involved in the offering and sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase debt securities providing for payment and delivery on a future date specified in the prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular debt securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (a) the purchase by an institution of the particular debt securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the particular debt securities are being sold to underwriters, we shall have sold to such underwriters all of those debt securities other than the debt securities covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance by us or such institutional investors thereunder.

If any underwriter or any selling group member intends to engage in stabilizing transactions, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of debt securities that may stabilize, maintain or otherwise affect the price of those debt securities, such intention and a description of such transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Joshua M. Erickson, Vice President and Deputy General Counsel of WEC Business Services LLC, will pass upon the validity of the debt securities, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of WEC Energy Group’s common stock. Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the debt securities will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia. Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the debt securities will be passed upon for any underwriters by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements and financial statement schedule are so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and information statements and other information, with the SEC under File No. 001-01245. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov as well as on WEC Energy Group’s website, www.wecenergygroup.com. The information contained on, or accessible from, WEC Energy Group’s website is not a part of, and is not incorporated in, this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus until this offering is completed:

●	Annual Report on Form 10-K for the year ended December 31, 2023;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024; and

●	Current Reports on Form 8-K filed on April 29, 2024.

No information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the documents incorporated by reference in this prospectus, at no cost, upon written or oral request at the following address:

Wisconsin Electric Power Company

231 West Michigan Street

P. O. Box 2046

Milwaukee, Wisconsin 53201

Attn: General Counsel and Corporate Secretary

Telephone: (414) 221-2345

You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

$

WISCONSIN ELECTRIC POWER COMPANY

5.10% Debentures due June 15, 2036

PROSPECTUS SUPPLEMENT

August  , 2026

Joint Book-Running Managers

BofA Securities	TD Securities	Wells Fargo Securities

Co-Manager

Cabrera Capital Markets LLC